Exhibit 10.1

Execution Version

LIMITED FORBEARANCE AGREEMENT

This LIMITED FORBEARANCE AGREEMENT is made as of November 21, 2018 (this “Agreement”), among Synergy Pharmaceuticals Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors (as defined in the Loan Agreement referred to below) party hereto, the Lenders (as defined in the Loan Agreement referred to below), and CRG Servicing LLC, a Delaware limited liability company (“CRG Servicing”), as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and assigns, “Agent” and, collectively with Lenders, “CRG Parties”).

RECITALS

A.                                    Borrower, the Subsidiary Guarantors and the CRG Parties are party to the Term Loan Agreement, dated as of September 1, 2017 (as amended as of February 26, 2017, August 28, 2018, October 29, 2018, November 13, 2018 and November 16, 2018 and as further amended, restated, modified or supplemented from time to time, the “Loan Agreement”), among Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto (each a “Lender” and, collectively, the “Lenders”), and Agent.  Capitalized terms used herein without definition have the meanings assigned thereto in the Loan Agreement.

B.                                    As of the date hereof, the Events of Default identified on Exhibit A hereto have occurred and are continuing (collectively, the “Designated Defaults”).

C.                                    Notwithstanding the existence of the Designated Defaults, Borrower and Subsidiary Guarantors requested that CRG Parties, during the Forbearance Period (defined below), temporarily forbear from exercising their rights and remedies under the Loan Agreement, the other Loan Documents and applicable law with respect to such Designated Defaults (and only with respect thereto).

D.                                    Subject to the terms and conditions set forth herein, CRG Parties have agreed to forbear from exercising certain of their default-related rights and remedies against Obligors with respect to the Designated Defaults (and only with respect thereto).

E.                                     These Recitals shall be construed as part of this Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, and in consideration of the premises and the mutual covenants contained herein, subject to the satisfaction of the conditions described in Section 5, the parties hereto hereby agree as follows:

SECTION 1.                                   Definitions.

(a)                                 Certain Defined Terms.  As used herein, the following terms have the following respective meanings:

“Agreement” has the meaning set forth in the introduction hereto.

“Designated Defaults” has the meaning set forth in the Recitals hereof.

“Forbearance Period” means the period commencing on November 20, 2018 and ending on the earlier to occur of (i) December 5, 2018 (11:59 p.m. Central time) and (ii) the occurrence of any default or Event of Default other than a Liquidity Covenant Default under the Loan Agreement or the other Loan Documents, other than the Designated Defaults.

“Liquidity Covenant Default” means a default during the Forbearance Period resulting from a breach of Section 10.02 of the Loan Agreement that would give rise to an Event of Default under Section 11.01(d) but for the forbearance set forth herein.

“Loan Agreement” has the meaning set forth in the Recitals hereof.

SECTION 2.                                   Acknowledgment.

(a)                                 Acknowledgment of Obligations.  Each Obligor hereby acknowledges, confirms and agrees that, as of November 20, 2018, the Obligors are unconditionally indebted to the Lenders in respect of the Loans in an aggregate amount no less than the amounts set forth in Exhibit B without offset, recoupment, defense or counterclaim of any kind, nature or description whatsoever, all of which (if any exist, and which the Obligors hereby acknowledge do not exist) are hereby waived by the Obligors.

(b)                                 Acknowledgment of Security Interest.  Each Obligor hereby acknowledges, confirms and agrees that Secured Parties have, as of the date hereof, and shall continue to have, a valid, enforceable and perfected first-priority (subject only to Permitted Priority Liens) liens upon and security interests in the Collateral, to the extent contemplated by the Security Documents.

(c)                                  Acknowledgment of Default.  Each Obligor hereby acknowledges and agrees that the Designated Defaults have occurred and are continuing as of the date hereof, each of which constitutes an Event of Default, and, as a result of the Designated Defaults, as well as any other Defaults or Events of Default that may exist, CRG Parties are entitled to exercise any and all default-related rights and remedies under the Loan Agreement, the other Loan Documents, and/or applicable law, including without limitation, to accelerate the Obligations  or to exercise rights against Collateral and that no Obligor has any valid defense to the enforcement of such default-related rights and remedies.  Each Obligor hereby acknowledges and agrees that the first to occur of the Designated Defaults occurred no later than October 30, 2018 and has continued to date, however, CRG Parties hereby acknowledge, confirm and agree that they have waived such Designated Defaults through and including November 20, 2018.

(d)                                 Acknowledgment of Exercise of Remedies.  Each Obligor hereby acknowledges, confirms, and agrees that (i) on November 20, 2018, CRG Parties duly provided notice to the Borrower that various defaults and Events of Default (including, without limitation, the Designated Defaults) have occurred and are continuing; and (ii) such action by CRG Parties was a proper exercise of their rights and remedies, and was made in accordance with the provisions of the Loan Agreement, the other Loan Documents, and applicable law.

SECTION 3.                                   Forbearance.  Subject to Section 5, during the Forbearance Period, CRG Parties will not take action, on account of the Designated Defaults or the Liquidity Covenant Default only, to accelerate the Obligations of the Obligors under the Loan Documents or otherwise exercise their default rights and remedies.  Automatically and without any notice or action by CRG Parties, upon termination or expiration of the Forbearance Period, CRG Parties shall be entitled (but not required) to exercise any of the rights and remedies with respect to the Designated Defaults (or otherwise) available to them under the Loan Documents or applicable law.  For the avoidance of doubt, during the Forbearance Period, the rights and remedies of CRG Parties shall not be limited, adversely affected, or otherwise subject to forbearance or restraint on account of any Default, Event of Default, or other reason, other than a Designated Default or a Liquidity Covenant Default.  For the avoidance of doubt, interest on the Loans and other due and payable Obligations shall continue to accrue at the Default Rate during the Forbearance Period, without being affected by this forbearance.

SECTION 4.                                   Conditions to Effectiveness.

The effectiveness of Section 3 is expressly conditioned upon the satisfaction and delivery of each of the applicable conditions set forth below:

(a)                                 Agent shall have received the following documents, each of which shall be in form and substance acceptable to Lenders:

(i)                                     this Agreement duly executed and delivered by Obligors and CRG Parties.

(b)                                 Obligors shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Agreement that have been invoiced at least one Business Day prior to the date hereof, including Lenders’ reasonable out of pocket legal fees and costs, pursuant to Section 13.03(a)(i)(z) of the Loan Agreement.

(c)                                  The representations and warranties in Section 7 shall be true and correct on the date hereof.

(d)                                 As a condition to the continued effectiveness of Section 3 hereof, the Obligors covenant to:

(i)                                     negotiate in good faith with CRG Parties regarding all offers and expressions of interest related to or involving (in whole or in part) a refinancing or restructuring of the Obligations or the sale of Obligors’ assets that are CRG Parties’ collateral, the chapter 11 process, any use of cash collateral or incremental financing, or any bidding procedures or other section 363-related activities that the Obligors may consider during the Forbearance Period;

(ii)                                  continue to provide the CRG Parties and their professionals with access to the electronic data room created by or on behalf of Obligors for the purpose of disseminating certain confidential information to CRP Parties and their professionals;

(iii)                               continue to permit the CRG Parties to exercise their board of directors supervisor rights as provided in Section 8.15 of the Loan Agreement (as amended by Amendment and Waiver No. 3, dated as of October 30, 2018), provided such right shall remain and be exercised in a manner to permit Obligors to protect applicable privileges; and

(iv)                              maintain all accounts with respect to which a control agreement has been executed in favor of the CRG Parties and is in effect or over which the Secured Parties have “control” (as defined in the Uniform Commercial Code) and cause all cash or cash equivalents of the Obligors to be deposited in such accounts at all times and not to open any new accounts unless and until enforceable control agreements have become effective; provided, however, that the Obligors shall be permitted, in the ordinary course of business, to maintain and utilize (including by depositing cash or cash equivalents therein) the account denominated “Synergy Pharmaceuticals Inc. BENE Pharmametrics Inc. FBO Account” at Wells Fargo Bank, N.A. without the requirement to execute a control agreement with respect thereto.

SECTION 5.                                   Reservation of Rights.

(a)                                 Each CRG Party has not waived, is not by this Agreement waiving, and has no intention of waiving under this Agreement or any Loan Document, any Defaults, Events of Default, or other noncompliance which may be continuing on the date hereof or any Defaults, Events of Default, or other noncompliance that may occur after the date hereof (whether the same or similar to the Designated Defaults or otherwise), and no CRG Party has agreed to forbear with respect to any of its rights or remedies concerning any Defaults, Events of Default, or other noncompliance (other than, during the Forbearance Period, the Designated Defaults or Liquidity Covenant Default to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

(b)                                 Neither any “day-by-day” discretionary extensions of credit or releases or permitted uses of cash constituting Collateral or proceeds thereof by the Any CRG Party, nor anything in this Agreement or in any ongoing discussions or negotiations between any CRG Party, on the one hand, and any Obligor or Affiliate of an Obligor, on the other hand, nor any delay on the part of CRG Parties in exercising any of their respective rights and remedies under the Loan Agreement, the other Loan Documents and/or applicable law, shall directly or indirectly: (i) create any obligation to forbear or otherwise refrain from taking any enforcement action, exercising any right or remedy or asserting any defense, or to make any further extensions of credit or releases or permitted uses of cash constituting Collateral or proceeds thereof (other than during the Forbearance Period, with respect to the Designated Defaults and the Liquidity Covenant Default to the extent expressly set forth herein), (ii) constitute a consent to or waiver of any past, present or future Default or Event of Default or other violation of any provisions of the Loan Agreement or any other Loan Document, (iii) amend, modify or operate as a waiver of any provision of the Loan Agreement or any other Loan Document or any right, defense, power, privilege or remedy of any CRG Party thereunder or under applicable law or constitute an agreement to forbear or otherwise refrain (other than during the Forbearance Period, with respect to the Designated Defaults and the Liquidity Covenant Default to the extent expressly set forth herein) or to restructure or modify any of the Obligations in any respect or otherwise modify the capital structure or Collateral of any or all of the Obligors, or (iv) constitute a course of dealing or other basis for altering any rights, defenses, remedies or obligations of any CRG Party under the Loan Documents or any Obligations.  Nothing contained in this Agreement shall confer on any Obligor or Person any right to notice or cure periods with respect to any Event of Default or other defaults or matters which rights remain as set forth in the Loan Documents.

(c)                                  CRG Parties have not waived the Designated Defaults and (subject to the express provisions of Section 3) each CRG Party expressly reserves all of its rights, defenses, powers, privileges and remedies under the Loan Agreement, other Loan Documents and/or applicable law, including, without limitation, subject to Section 3 solely with respect to the Designated Defaults, its right at any time, as applicable, (i) to determine not to make further Loans under the Loan Agreement or releases or permitted uses of cash constituting Collateral or proceeds thereof as a result of the Designated Defaults or the Liquidity Covenant Default, (ii) to charge the Default Rate of interest in respect of the Obligations (as of any date from and after November 20, 2018; for the avoidance of doubt, the Default Rate of interest shall not accrue at any time prior to November 20, 2018), (iii) to commence any legal or other action to collect or enforce any or all of the Obligations from any or all of the Borrower, the other Obligors, and any other Person liable therefor and/or any Collateral, (iv) to foreclose or otherwise realize, collect, or recover on any or all of the Collateral and/or as appropriate, set-off, recoup or apply to the payment of any or all of the Obligations, any or all of the Collateral, (v) to take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Loan Agreement, other Loan Documents or applicable law, and (vi) to reject any forbearance, financial restructuring or other proposal made by or on behalf of any Obligor or any creditor or equity holder.  Subject to Section 3 solely with respect to the Designated Defaults and the Liquidity Covenant Defaults, each CRG Party may exercise its rights, defenses, powers, privileges and remedies, including those set forth in (i) through (vi) above at any time in its sole and absolute discretion without further notice.  No oral representations or course of dealing on the part of any CRG Party or any of its officers, employees or agents, and no failure or delay by any CRG Party with respect to the exercise of any right, defense, power, privilege or remedy under any of the Loan Agreement, other Loan Documents or applicable law shall operate as a waiver thereof, and the single or partial exercise of any such right, defense, power, privilege or remedy shall not preclude any later exercise of any other right, defense, power, privilege or remedy.

SECTION 6.                                   Release; Covenant Not to Sue; Acknowledgement.

(a)                                 Each Obligor and its Affiliates hereby absolutely and unconditionally release and forever discharge each CRG Party and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, consultants, representatives and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands, defenses or causes of action of any kind, nature or description relating to or arising out of or in connection with or as a result of any of the Obligations, the Loan Agreement, any other Loan Documents or any agreement related to any of the foregoing, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Obligor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands, defenses, and causes of action are matured or unmatured, known or unknown, contingent, liquidated, or otherwise.  It is the intention of each Obligor and each of its Affiliates in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified.  Each Obligor and its Affiliates acknowledge that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, defenses, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Each Obligor and its Affiliates understand, acknowledge and agree that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b)                                 Each Obligor and its Affiliates, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenant and agree with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Obligor pursuant to the above release.  If any Obligor, any of its Affiliates or any of their successors, assigns or other legal representations violates the foregoing covenant, each Obligor and its Affiliates, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation.

(c)                                  Each Obligor hereby acknowledges its status as a Obligor and affirms its obligations under the Loan Agreement and the other Loan Documents and represents and warrants that, to its knowledge, there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which any Obligor may have or claim to have against any Released Party arising with respect to the Obligations, the Loan Agreement or any other Loan Documents.

(d)                                 In connection with the releases granted herein, to the extent applicable, the Obligors expressly waive any and all rights conferred upon them by the provisions of Section 1542 of the Civil Code of California and/or any other federal or state statute or common law principle of similar effect. Section 1542 of the Civil Code of California reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Obligors understand and acknowledge the significance and consequence of their waiver of Section 1542 of the California Civil Code, as well as any other federal or state statute or common law principle of similar effect.

SECTION 7.                                   Representations and Warranties of Obligors.

In order to induce CRG Parties to enter into this Agreement, each Obligor hereby jointly and severally represents, warrants and covenants to CRG Parties, as of the date hereof and any other date on which representations and warranties are otherwise remade or deemed remade under the Loan Agreement that:

(a)                                 Representations, Warranties.  (i) After giving effect to this Agreement, no representation or warranty of any Obligor contained in the Loan Agreement or any of the Loan Documents, including this Agreement, shall be untrue or incorrect in any material respect as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date, and except for the representations and warranties contained in Section 7.04(b) and Section 7.11 of the Loan Agreement and (ii) no Default or Event of Default (other than the Designated Defaults) has occurred or is continuing, or would result after giving effect hereto.

(b)                                 Authorization, Etc.  Each Obligor has the power and authority to execute, deliver and perform this Agreement.  Each Obligor has taken all necessary action (including, without limitation, obtaining approval of its stockholders, if necessary) to authorize its execution, delivery and performance of this Agreement.  No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any Obligor’s execution, delivery and performance of this Agreement, except for those already duly obtained.  This Agreement has been duly executed and delivered by each Obligor and constitutes the legal, valid and binding obligation of each Obligor, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability.  No Obligor’s execution, delivery or performance of this Agreement (i) contravenes the terms of any of such Obligor’s organization documents; (ii) conflicts with or constitutes a violation or breach of, or constitutes a default under, or results in the creation or imposition of any Lien (other than pursuant to the Security Documents) upon the property of any Obligor by reason of the terms of any material obligation under any Contract to which such Obligor is a party (including without limitation obligations arising from agreements relating to any such Contract to which any Obligor is a party or which is binding upon it); or (iii) violates any Requirement of Law in any material respect.

(c)                                  Security.  The Secured Parties’ security interests in the Collateral continue to be perfected, valid, binding and enforceable first-priority (subject only to Permitted Priority Liens) security interests which secure the Obligations and no tax or judgment liens are currently of record against any Obligor. Neither the Borrower nor any Subsidiary Guarantor holds or controls, or will hold or control during the Forbearance Period, cash or cash equivalents that is unencumbered (other than in accordance with the Loan Documents).

SECTION 8.                                   Reference to and Effect on Loan Documents.

(a)                                 Ratification.  Except as specifically provided in this Agreement, the Loan Agreement and the other Loan Documents shall remain in full force and effect and each Obligor hereby ratifies and reaffirms each term and condition set forth in the Loan Agreement and in the other Loan Documents, effective as of the date hereof.

(b)                                 No Waiver.  This Agreement is only applicable and shall only be effective in the specific instances and for the specific purposes for which made or given.  Except as specifically provided in this Agreement, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver or forbearance of any right, power or remedy of any CRG Party under the Loan Agreement or any of the Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Loan Agreement or any of the Loan Documents which shall remain in full force and effect.  Upon the effectiveness of this Agreement each reference in (i) the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import and (ii) any Loan Document to “the Agreement” shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Loan Agreement as modified hereby.

SECTION 9.                                   Affirmation of Subsidiary Guarantors.

(a)                                 Each Subsidiary Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Agreement and consents to any modification of the Loan Documents effected pursuant to this Agreement.  Each Subsidiary Guarantor hereby confirms to the Agent and the other Secured Parties that, after giving effect to this Agreement, the Guarantee of such Subsidiary Guarantor and each other Loan Document to which such Subsidiary Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.  Each Subsidiary Guarantor further acknowledges, confirms and agrees that Control Agent and the other Lenders have and shall continue to have a valid, enforceable and perfected first-priority (subject only to Permitted Priority Liens) lien upon and security interest in the Collateral granted to Secured Parties pursuant to the Loan Documents or otherwise granted to or held by Secured Parties.

(b)                                 Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Subsidiary Guarantor is not required by the terms of the Loan Agreement or any other Loan Document to consent to the waivers or modifications to the Loan Agreement effected pursuant to this Agreement and (ii) nothing in the Loan Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future waivers or modifications to the Loan Agreement.

SECTION 10.                            Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)                                 Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)                                 Submission to Jurisdiction.  Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.  This Section 5 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction.  To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(c)                                  Waiver of Jury Trial.  Each Obligor and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby.

SECTION 11.                            Miscellaneous.

(a)                                 Severability.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(b)                                 Headings.  Headings and captions used in this Agreement (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(c)                                  Integration.  This Agreement constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(d)                                 Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

(e)                                  Controlling Provisions.  In the event of any inconsistencies between the provisions of this Agreement and the provisions of any other Loan Document, the provisions of this Agreement shall govern and prevail.

(f)                                   Loan Document.  This Agreement is a Loan Document.

(g)                                  Entire Agreement.  This Agreement, including all schedules and other documents attached hereto or incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the signing parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

(h)                                 Time of the Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(i)                                     Reviewed by Attorneys.  Each Obligor represents and warrants to CRG Parties that it (i) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (ii) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and the documents executed in connection herewith, with such attorneys and other persons and advisors as such Obligor may wish, and (iii) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person.  The parties hereto acknowledge and agree that neither this Agreement nor any of the other documents executed pursuant hereto shall be construed more favorably in favor of one party over the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

(j)                                    Further Assurances.  Each Obligor agrees to, and to cause any other Obligor to, take all further actions and execute all further documents as Agent may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

SYNERGY PHARMACEUTICALS INC.

By	/s/ Gary Gemignani
	Name:	Gary Gemignani
	Title:	EVP, Chief Financial Officer

SUBSIDIARY GUARANTORS:

SYNERGY ADVANCED PHARMACEUTICALS, INC.

By	/s/ Gary Gemignani
	Name:	Gary Gemignani
	Title:	EVP, Chief Financial Officer

[Signature Page to Forbearance Agreement]

ADMINISTRATIVE AGENT:

CRG SERVICING LLC

By	/s/ Nathan Hukill
Nathan Hukill
President

LENDERS:

CRG PARTNERS III–PARALLEL FUND “A” L.P.
	By	CRG PARTNERS III–PARALLEL FUND “A” GP L.P., its General Partner
		By	CRG PARTNERS III GP LLC, its General Partner

		By	/s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

CRG PARTNERS III (CAYMAN) UNLEV AIV I L.P.
	By	CRG PARTNERS III (CAYMAN) GP L.P., its General Partner
		By	CRG PARTNERS III GP LLC, its General Partner

		By	/s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

		Witness:	/s/ Nicole Nesson
Name: Nicole Nesson

CRG ISSUER 2017-1
	By	CRG SERVICING LLC, acting by power of attorney

	By	/s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

[Signature Page to Forbearance Agreement]

EXHIBIT A
to Forbearance Agreement

EVENTS OF DEFAULT

1.                                      An Event of Default under Section 11.01(d) of the Loan Agreement of the Loan Agreement resulting from a breach of Section 10.01 of the Loan Agreement.

Beginning on October 30, 2018, Borrower has not maintained at all times an Average Market Capitalization, calculated on a trailing five (5) trading day basis, in an amount equal to at least 200% of the aggregate outstanding principal amount of Loans (excluding PIK Loans).

EXHIBIT B
to Forbearance Agreement

REPAYMENT AMOUNT

[Please see attached]